Exhibit 1.0



                               STEWART H. BENJAMIN
                        CERTIFIED PUBLIC ACCOUNTANT, P.C.
                              27 SHELTER HILL ROAD
                               PLAINVIEW, NY 11803

                            TELEPHONE: (516) 933-9781
                            FACSIMILE: 516) 827-1203


October 8, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re.:  Cyper Media Inc. (f/k/a JRE Inc.)

Gentlemen:

I have read the statements that Cyper Media Inc. has made in its Form 8-K dated October 8, 2003 regarding changes in the Registrant's certifying accountants. I agree with the statements made therein.

Very truly yours,


/s/ Stewart H. Benjamin
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Stewart H. Benjamin, CPA